Exhibit 99.1
ALLERGAN REPORTS FOURTH QUARTER OPERATING RESULTS
▪	Total Product Net Sales Increased 37 Percent for the Fourth Quarter

▪	2006 BOTOX® Sales Top $1 Billion Mark

▪	Board of Directors Declares Fourth Quarter Dividend
(IRVINE, Calif., January 31, 2007) — Allergan, Inc. (NYSE: AGN) today announced operating results for the fourth quarter ended December 31, 2006. Allergan also announced that its Board of Directors has declared a fourth quarter dividend of $0.10 per share, payable on March 9, 2007 to stockholders of record on February 16, 2007.
Operating Results
For the quarter ended December 31, 2006:
•	Allergan reported $0.89 diluted earnings per share compared to the $1.03 diluted earnings per share reported for the fourth quarter of 2005. The reported $1.03 diluted earnings per share for the fourth quarter of 2005 included a $0.13 per share benefit related to the resolution of certain tax disputes. In accordance with GAAP, Allergan began implementing Statement of Financial Accounting Standards No. 123 (revised 2004), Shared-Based Payment (FAS 123R) in the first quarter of 2006. The reported $0.89 diluted earnings per share for the fourth quarter of 2006 includes a $0.07 per share expense related to the effect of expensing stock options in accordance with FAS 123R.

•	The pre-tax costs related to expensing stock options included in Allergan’s statement of operations for the fourth quarter of 2006 are allocated as follows: $0.9 million to cost of sales, $11.9 million to selling, general and administrative expense and $3.3 million to research and development expense. Allergan’s results of operations for the fourth quarter of 2005 do not include any costs related to expensing stock options.

•	Allergan’s adjusted diluted earnings per share were $1.02 in the fourth quarter of 2006, compared to adjusted diluted earnings per share of $1.00 in the fourth quarter of 2005. Adjusted diluted earnings per share of $1.00 in the fourth quarter of 2005 included a $0.09 per share benefit related to the resolution of certain tax disputes. Adjusted diluted earnings per share of $1.02 in the fourth quarter of 2006 includes a $0.07 per share expense related to the effect of expensing stock options in accordance with FAS 123R. Adjusted diluted earnings per share for the fourth quarter of 2006 exclude non-GAAP adjustments to diluted earnings per share which are contained in the financial tables of this press release.

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Product Sales
For the quarter ended December 31, 2006:
•	Allergan’s total product net sales were $816.2 million, which includes $127.0 million of product net sales acquired in connection with the Inamed acquisition. Total product net sales increased 37.2 percent, or 35.5 percent at constant currency, compared to total product net sales in the fourth quarter of 2005.

•	Pharmaceutical net sales (which excludes product sales acquired in connection with the Inamed acquisition) increased 15.9 percent, or 14.1 percent at constant currency, compared to pharmaceutical net sales in the fourth quarter of 2005. Pharmaceutical net sales increased 18.1 percent, or 16.4 percent at constant currency, compared to pharmaceutical net sales in the fourth quarter of 2005 adjusted to exclude BOTOX® sales in Japan as a result of Allergan’s development and promotion arrangement with GlaxoSmithKline (GSK). A reconciliation of the adjustments made from pharmaceutical product net sales reported in accordance with United States Generally Accepted Accounting Principles (GAAP) to adjusted pharmaceutical product net sales is contained in the financial tables of this press release.
“We are pleased with our strong sales growth and performance in 2006 across a broad range of businesses, products and geographic regions,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are looking forward in 2007 to building on our strong position as the global leader in the high growth medical aesthetics market and also on our momentum as the fastest growing global ophthalmic pharmaceutical company.”
Achieving a major milestone, 2006 sales of BOTOX® (botulinum toxin type A) crossed the billion-dollar mark on the strength of growth in sales for both therapeutic and cosmetic use, including GSK’s sales in Japan and China as a result of Allergan’s development and promotion arrangement with GSK. For full year 2006, therapeutic sales accounted for approximately 52% of total BOTOX® sales and cosmetic sales accounted for approximately 48% of total BOTOX® sales. The BOTOX® therapeutic and cosmetic growth rate calculations are contained in the financial table of this press release.
Product and Pipeline Update
During the fourth quarter of 2006:
•	On October 5, 2006, Allergan announced completion of the integration of Inamed’s commercial and research and development operations, uniting the companies’ facial aesthetics, breast aesthetics and obesity intervention product portfolios under the Allergan name and within a newly established corporate division, Allergan Medical.

•	On October 20, 2006, Allergan announced that Health Canada granted a medical device license with conditions to sell and market INAMED® Silicone-Filled Breast Implants, including the INAMED® Round, Smooth and Textured Silicone-Filled Breast Implants and INAMED® Style 410 Shaped and Textured Silicone-Filled Breast Implants, for use in breast augmentation, reconstruction and revision surgery.
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•	GSK launched BOTOX® in China for blepharospasm and hemifacial spasm, for the first time, bringing BOTOX® treatment to the many patients in China suffering from these debilitating neuromuscular conditions.

•	On November 17, 2006, Allergan announced that the United States Food and Drug Administration (FDA) approved Allergan’s INAMED® Silicone-Filled Breast Implants for use in breast augmentation, reconstruction and revision surgery.

•	On December 21, 2006, Allergan announced that the FDA issued an approvable letter for COMBIGAN™ (brimonidine tartrate/timolol maleate ophthalmic solution) 0.2%/0.5% for the reduction of elevated intraocular pressure (IOP) in patients with glaucoma or ocular hypertension who require adjunctive or replacement therapy due to inadequately controlled IOP.
Following the end of the fourth quarter of 2006:
•	On January 2, 2007, Allergan completed the acquisition of Groupe Corneal Laboratoires, obtaining exclusive rights to market and manufacture JUVEDERM™.

•	On January 17, 2007, Allergan announced nationwide availability of its ‘next-generation’ hyaluronic acid dermal filler family of products, JUVÉDERM™ ULTRA and JUVÉDERM™ ULTRA PLUS.
Memantine Update
Following the fourth quarter, Allergan completed the initial analysis of the data from the first of two phase III clinical trials of memantine for the preservation of visual function in patients with glaucoma. The use of memantine as a neuroprotective agent would be the first drug approved to prevent the loss of visual function, and potentially lead to a paradigm shift in the treatment of this important disease. To date, glaucoma treatment has focused on medications or surgery to lower intraocular pressure.
Two measures of visual function were selected in the statistical analysis plan to assess the efficacy of memantine in glaucoma. The functional measure chosen as the primary endpoint did not show a benefit of memantine in preserving visual function. In a number of analyses using the secondary functional measure, memantine demonstrated a statistically significant benefit of the high dose compared to placebo. While Allergan is encouraged that a functional benefit of memantine was demonstrated in this secondary analysis, there are a number of challenges that remain. First, Allergan needs to complete the full assessment of the data from this complex clinical trial that contains four years of data on approximately one thousand glaucoma patients. Once completed, Allergan will review the data with the FDA and other regulatory agencies. Importantly, the safety and efficacy of memantine must be confirmed in the second phase III trial. Until Allergan completes the data analysis and agency meetings, which could take up to twelve months, it cannot assess the impact to filing and approval timing.
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Outlook
For the full year of 2007, Allergan estimates:
•	Total product net sales between $3,460 million and $3,630 million.
°	Pharmaceutical product net sales between $2,885 million and $2,985 million. Pharmaceutical sales exclude sales of products acquired in connection with the Inamed acquisition.

°	ALPHAGAN® Franchise product net sales between $295 million and $315 million.

°	LUMIGAN® Franchise product net sales between $355 million and $375 million.

°	RESTASIS® product net sales between $320 million and $340 million.

°	BOTOX® product net sales between $1,100 million and $1,145 million.

°	Breast aesthetic product net sales between $250 million and $280 million.

°	Obesity intervention product net sales between $215 million and $235 million.

°	Dermal filler product net sales between $110 million and $130 million.
•	Cost of sales ratio to product net sales between 17.5% and 18.0%.

•	Other revenue between $50 million and $60 million.

•	Selling, General and Administrative ratio to product net sales between 40% and 41%.

•	Research and Development ratio to product net sales at approximately 16.5%. This guidance excludes any potential in-process research and development associated with the Corneal acquisition.

•	Amortization of acquired intangible assets at approximately $20 million. This guidance excludes the amortization of acquired intangible assets associated with the Inamed acquisition of approximately $78 million and any potential amortization associated with the Corneal acquisition.

•	Adjusted diluted earnings per share guidance between $4.27 and $4.31. Adjusted diluted earnings per share guidance excludes the non-GAAP adjustments to diluted earnings per share guidance that are contained in the financial tables of this press release.

•	Diluted shares outstanding between approximately 153 million and 155 million.

•	Effective tax rate on adjusted earnings at approximately 28%.
For the first quarter of 2007, Allergan estimates:
•	Total product net sales between $830 million and $850 million.

•	Adjusted diluted earnings per share guidance between $0.88 and $0.90. Adjusted diluted earnings per share guidance excludes the non-GAAP adjustments to diluted earnings per share guidance that are contained in the financial tables of this press release.
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Forward-Looking Statements
In this press release, the statements regarding new product development, market potential, expected growth, efficiencies, costs and savings, the statements by Mr. Pyott as well as the outlook for Allergan’s earnings per share and revenue forecasts, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.
Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2005 Form 10-K and Allergan’s Form 10-Q for the period ended September 29, 2006. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.
About Allergan, Inc.
With more than 55 years of experience providing high-quality, science-based products, Allergan, Inc., with headquarters in Irvine, California, discovers, develops and commercializes products in the ophthalmology, neurosciences, medical dermatology, medical aesthetics, obesity intervention and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.
Allergan Contacts
Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Emil Schultz (714) 246-4474 (investors)
Caroline Van Hove (714) 246-5134 (media)
® and TM Marks owned by Allergan, Inc.
JUVEDERM™ Mark owned by Corneal Industrie SAS
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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
in millions, except per share amounts	December 31, 2006				December 31, 2005
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$816.2	$—		$816.2	$594.9	$—		$594.9
Other revenues	12.9	—		12.9	3.9	—		3.9

	829.1	—		829.1	598.8	—		598.8

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	142.5	(0.2	)(a)	142.3	91.0	(0.1	)(h)(i)	90.9
Selling, general and administrative	358.0	(5.1	)(a)(b)	352.9	228.1	(1.8	)(h)(j)(k)(l)	226.3
Research and development	125.4	—		125.4	106.8	(0.4	)(h)	106.4
Amortization of acquired intangible assets	24.8	(19.5	)(c)	5.3	5.2	—		5.2
Restructuring charges	5.2	(5.2	)(d)	—	6.2	(6.2	)(i)	—

Operating income	173.2	30.0		203.2	161.5	8.5		170.0

Non-operating income (expense)
Interest income	14.6	—		14.6	12.4	—		12.4
Interest expense	(20.0)	—		(20.0)	(4.9)	(0.8	)(m)	(5.7)
Unrealized gain on derivative instruments, net	0.7	(0.7	)(e)	—	0.1	(0.1	)(e)	—
Other, net	2.1	(2.1	)(f)	—	0.4	—		0.4

	(2.6)	(2.8)		(5.4)	8.0	(0.9)		7.1

Earnings before income taxes and minority interest	170.6	27.2		197.8	169.5	7.6		177.1

Provision for income taxes	33.5	7.5	(g)	41.0	29.2	11.6	(n)	40.8
Minority interest	0.3	—		0.3	0.2	—		0.2

Net earnings	$136.8	$19.7		$156.5	$140.1	$(4.0)		$136.1

Net earnings per share:
Basic	$0.90			$1.03	$1.06			$1.03

Diluted	$0.89			$1.02	$1.03			$1.00

Weighted average number of common shares outstanding:
Basic	151.6			151.6	132.0			132.0
Diluted	153.4			153.4	136.3			136.3

Selected ratios as a percentage of product net sales

Selling, general and administrative	43.9%			43.2%	38.3%			38.0%
Research and development	15.4%			15.4%	18.0%			17.9%

(a)	Integration and transition costs related to the acquisition of Inamed, consisting of Cost of sales of $0.2 million and Selling, general and administrative expense of $5.0 million

(b)	Costs related to the acquisition of Groupe Corneal Laboratoires of $0.1 million

(c)	Amortization of acquired intangible assets

(d)	Restructuring charges

(e)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments

(f)	Reversal of accrued costs for a previously disclosed contingency involving non-income taxes in Brazil

(g)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Non-GAAP pre-tax adjustments of $27.2 million	$(8.3)
Taxes related to intercompany transfers of trade businesses and net assets	0.8

$(7.5)

(h)	Transition/duplicate operating expenses related to restructuring and streamlining of European operations, consisting of Cost of sales of $0.2 million; Selling, general and administrative expense of $1.9 million and Research and development expense of $0.4 million

(i)	Restructuring charges of $6.2 million and related inventory adjustments of $(0.1) million

(j)	Costs related to the acquisition of Inamed of $0.4 million

(k)	Gain on sale of a former manufacturing plant in Argentina of $0.6 million
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(l)	Loss on sales of assets primarily used for AMO Contract Manufacturing of $0.1 million

(m)	Reversal of interest expense related to tax settlements

(n)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Non-GAAP pre-tax adjustments of $7.6 million	$(2.4)
Resolution of uncertain tax positions	(4.6)
Extraordinary dividends of $674 million under the American Jobs Creation Act of 2004	(2.9)
Additional repatriation of foreign earnings of $85.8 million above extraordinary dividends amount	(1.7)

$(11.6)

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and twelve months ended December 31, 2006 and December 31, 2005 and with respect to anticipated results for the first quarter and full year of 2007. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
In this press release, Allergan reported the non-GAAP financial measure “adjusted net earnings” and related “adjusted earnings per share” – both basic and diluted. Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses adjusted earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.
Despite the importance of adjusted earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, adjusted earnings has no standardized meaning defined by GAAP. Therefore, adjusted earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:
•	it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;

•	it does not reflect the tax benefit or tax expense associated with the items indicated;

•	it does not reflect the reduction of cash and earnings associated with a contribution to the Allergan Foundation;

•	it does not reflect the impact on earnings of charges resulting from certain matters Allergan considers not to be indicative of its on-going operations; and

•	other companies in Allergan’s industry may calculate adjusted earnings differently than it does, which may limit its usefulness as a comparative measure.
Allergan compensates for these limitations by using adjusted earnings only to supplement net income (loss) on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net income (loss) and cash flows determined under GAAP as compared to adjusted earnings, and to perform their own analysis, as appropriate.
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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)
(Continued)

	Twelve months ended
in millions, except per share amounts	December 31, 2006				December 31, 2005
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues
Product net sales	$3,010.1	$—		$3,010.1	$2,319.2	$—		$2,319.2
Other revenues	53.2	—		53.2	15.8	—		15.8

	3,063.3	—		3,063.3	2,335.0	—		2,335.0

Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	575.7	(48.8	)(a)(b)	526.9	385.3	(0.5	)(m)(n)	384.8
Selling, general and administrative	1,333.4	(53.9	)(a)(c)(d)(e)	1,279.5	929.2	10.0	(m)(o)(p)	939.2
Research and development	1,055.5	(580.0	)(a)(d)(f)	475.5	388.3	(4.5	)(m)(q)	383.8
Amortization of acquired intangible assets	79.6	(58.6	)(g)	21.0	17.5	—		17.5
Restructuring charges	22.3	(22.3	)(h)	—	43.8	(43.8	)(n)	—

Operating (loss) income	(3.2)	763.6		760.4	570.9	38.8		609.7

Non-operating income (expense)
Interest income	48.9	4.9	(i)	53.8	35.4	(2.2	)(r)(s)	33.2
Interest expense	(60.2)	(4.9	)(i)	(65.1)	(12.4)	(7.3	)(r)	(19.7)
Unrealized (loss) gain on derivative instruments, net	(0.3)	0.3	(j)	—	1.1	(1.1	)(j)	—
Gain on investments	0.3	—		0.3	0.8	(0.8	)(t)	—
Other, net	(5.0)	2.7	(k)	(2.3)	3.4	(3.5	)(s)	(0.1)

	(16.3)	3.0		(13.3)	28.3	(14.9)		13.4

(Loss) earnings before income taxes and minority interest	(19.5)	766.6		747.1	599.2	23.9		623.1

Provision for income taxes	107.5	92.0	(l)	199.5	192.4	(22.4	)(u)	170.0
Minority interest	0.4	—		0.4	2.9	(3.1	)(v)	(0.2)

Net (loss) earnings	$(127.4)	$674.6		$547.2	$403.9	$49.4		$453.3

Net (loss) earnings per share:
Basic	$(0.87)			$3.72	$3.08			$3.46

Diluted	$(0.87)			$3.66	$3.01			$3.38

Weighted average number of common shares outstanding:
Basic	146.9			146.9	131.1			131.1
Diluted	146.9			149.4	134.0			134.0

Selected ratios as a percentage of product net sales

Selling, general and administrative	44.3%			42.5%	40.1%			40.5%
Research and development	35.1%			15.8%	16.7%			16.5%

(a)	Integration and transition costs related to the acquisition of Inamed, consisting of Cost of sales of $0.9 million; Selling, general and administrative expense of $19.6 million and Research and development expense of $0.2 million

(b)	Inamed fair-market value inventory adjustment roll out of $47.9 million

(c)	Costs related to the acquisition of Groupe Corneal Laboratoires of $0.1 million

(d)	Transition/duplicate operating expenses related to restructuring and streamlining of European operations, consisting of Selling, general and administrative expense of $5.7 million and Research and development expense of $0.5 million

(e)	Contribution to Allergan Foundation of $28.5 million

(f)	In-process research and development charge of $579.3 million related to the acquisition of Inamed

(g)	Amortization of acquired intangible assets

(h)	Restructuring charges

(i)	Reversal of interest income on previously paid state income taxes and reversal of interest expense related to the resolution of uncertain tax positions

(j)	Unrealized gain (loss) on the mark-to-market adjustment to derivative instruments

(k)	Accrued costs for a previously disclosed contingency involving non-income taxes in Brazil

(l)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):
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Non-GAAP pre-tax adjustments of $766.6 million	$(61.9)
Resolution of uncertain tax positions and favorable recovery of previously paid state income taxes	(11.7)
Change in valuation allowance associated with a refund claim filed in 2006 for a prior tax year	(17.2)
Taxes related to intercompany transfers of trade businesses and net assets	1.6
Change in estimated income taxes on 2005 dividend repatriation	(2.8)

$(92.0)

(m)	Transition/duplicate operating expenses related to restructuring and streamlining of European operations, consisting of Cost of Sales of $0.3 million; Selling, general and administrative expense of $3.8 million and Research and development expense of $1.5 million

(n)	Restructuring charge of $43.8 million and related inventory write-offs of $0.2 million

(o)	Gain on sale of assets primarily used for AMO contract manufacturing ($5.7 million), gain on sale of distribution business in India ($7.9 million), and gain on sale of a former manufacturing plant in Argentina ($0.6 million)

(p)	Costs related to the acquisition of Inamed of $0.4 million

(q)	Buy-out of license agreement with Johns Hopkins

(r)	Interest income related to previously paid state income taxes and reversal of interest expense related to tax settlements

(s)	Termination of ISTA Vitrase collaboration agreement (including interest income of $0.1 million)

(t)	Gain on sale of third party equity investment

(u)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Non-GAAP pre-tax adjustments of $23.9 million	$(1.7)
Additional benefit for state income taxes	(1.4)
Resolution of uncertain tax positions	(24.1)
Extraordinary dividends of $674 million under the American Jobs Creation Act of 2004	29.9
Additional repatriation of foreign earnings of $85.8 million above extraordinary dividends amount	19.7

$22.4

(v)	Minority interest related to gain on sale of distribution business in India
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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
in millions	2006	2005

Assets

Cash and equivalents	$1,369.4	$1,296.3
Trade receivables, net	386.9	246.1
Inventories	168.5	90.1
Other current assets	205.5	193.1

Total current assets	2,130.3	1,825.6

Property, plant and equipment, net	611.4	494.0
Intangible assets, net	1,043.6	139.8
Goodwill, net	1,833.6	9.0
Other noncurrent assets	148.2	382.1

Total assets	$5,767.1	$2,850.5

Liabilities and stockholders’ equity

Notes payable	$102.0	$169.6
Convertible notes, net of discount	—	520.0
Accounts payable	142.4	92.3
Accrued expenses and income taxes	413.7	262.1

Total current liabilities	658.1	1,044.0

Long-term debt	1,606.4	57.5
Other liabilities	359.5	182.1
Stockholders’ equity	3,143.1	1,566.9

Total liabilities and stockholders’ equity	$5,767.1	$2,850.5

DSO	43	38

DOH	108	90

Cash, net of debt	$(339.0)	$549.2

Debt-to-capital percentage	35.2%	32.3%
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11-11-11
ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

	Three months ended		Twelve months ended
	December 31,	December 31,	December 31,	December 31,
In millions, except per share amounts	2006	2005	2006	2005
Net earnings (loss), as reported	$136.8	$140.1	$(127.4)	$403.9

Non-GAAP pre-tax adjustments:
Restructuring charges (a)	5.2	6.1	22.3	44.0
Termination of Ista Vitrase collaboration agreement	—	—	—	(3.6)
Transition/duplicate operating expenses	—	2.5	6.2	5.6
Unrealized (gain) loss on derivative instruments	(0.7)	(0.1)	0.3	(1.1)
Buy-out of license agreement with Johns Hopkins	—	—	—	3.0
Gain on sale of distribution business in India	—	—	—	(7.9)
Loss/(gain) on sale of assets primarily used for AMO contract manufacturing	—	0.1	—	(5.7)
Sale of former manufacturing plant in Argentina	—	(0.6)	—	(0.6)
Gain on sale of equity investment	—	—	—	(0.8)
Interest related to previously paid state income taxes and income tax settlements	—	(0.8)	—	(9.4)
Inamed integration and transition costs	5.2	0.4	20.7	0.4
Accrued costs (reversal) for a previously disclosed contingency involving non-income taxes in Brazil	(2.1)	—	2.7	—
Contribution to Allergan Foundation	—	—	28.5	—
Costs related to the acquisition of Groupe Corneal Laboratoires	0.1	—	0.1	—
In-process research and development charge	—	—	579.3	—
Inamed fair-value inventory adjustment rollout	—	—	47.9	—
Amortization of acquired intangible assets	19.5	—	58.6	—

	164.0	147.7	639.2	427.8

Tax effect for above items	(8.3)	(2.4)	(61.9)	(1.7)
Resolution of uncertain tax positions	—	(4.6)	(10.5)	(24.1)
Tax effect of dividend repatriation	—	(4.6)	(2.8)	49.6
State income tax recovery	—	—	(1.2)	(1.4)
Taxes related to intercompany transfers of trade businesses and net assets	0.8	—	1.6	—
Change in valuation allowance		—	(17.2)	—
Minority interest effect of sale of distribution business in India	—	—	—	3.1

Adjusted diluted earnings	$156.5	$136.1	$547.2	$453.3

Weighted average number of shares issued	151.6	132.0	146.9	131.1

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	1.8	2.3	1.7	1.7

Dilutive effect of assumed conversion of convertible notes Outstanding	—	2.0	0.8	1.2

	153.4	136.3	149.4	134.0

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12-12-12

Diluted earnings (loss) per share, as reported	$0.89	$1.03	$(0.87)	$3.01

Effect of additional dilutive shares (b)	—	—	0.02	—

Non-GAAP earnings per share adjustments:
Restructuring charges (a)	0.03	0.03	0.12	0.28
Termination of Ista Vitrase collaboration agreement	—	—	—	(0.03)
Transition/duplicate operating expenses	—	0.01	0.03	0.03
Unrealized (gain) loss on derivative instruments	—	—	—	—
Buy-out of license agreement with Johns Hopkins	—	—	—	0.02
Gain on sale of distribution business in India	—	—	—	(0.05)
Gain on sale of assets primarily used for AMO contract manufacturing	—	—	—	(0.04)
Gain on sale of equity investment	—	—	—	—
Interest related to previously paid state income taxes and income tax settlements	—	—	—	(0.04)
Inamed integration and transition costs	0.02	—	0.09	—
Accrued costs (reversal) for a previously disclosed contingency involving non-income taxes in Brazil	(0.01)	—	0.01	—
Contribution to Allergan Foundation	—	—	0.11	—
In-process research and development charge	—	—	3.88	—
Inamed fair value inventory roll out	—	—	0.22	—
Amortization of acquired intangible assets	0.08	—	0.25	—
Resolution of uncertain tax positions	—	(0.03)	(0.06)	(0.18)
Tax effect of dividend repatriation	—	(0.04)	(0.02)	0.37
Taxes related to intercompany transfers of trade businesses and net assets	0.01	—	0.01	—
State income tax recovery	—	—	(0.01)	(0.01)
Change in valuation allowance	—	—	(0.12)	—
Minority interest effect of sale of distribution business in India	—	—	—	0.02

Adjusted diluted earnings per share	$1.02	$1.00	$3.66	$3.38

Year over year change	2.0%		8.3%

(a)	Including inventory adjustments reported in cost of sales of $(0.1) million and $0.2 million for the three and twelve month periods ending December 31, 2005, respectively.

(b)	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible notes.
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13-13-13
ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
	December 31,	December 31,	$ change in net sales			Percent change in net sales
in millions	2006	2005	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$386.1	$340.6	$45.5	$39.1	$6.4	13.4%	11.5%	1.9%
Botox/Neuromodulator	273.1	227.3	45.8	41.8	4.0	20.1%	18.4%	1.7%
Skin Care	30.0	27.0	3.0	3.0	0.0	11.1%	11.1%	0.0%

Total Specialty Pharmaceuticals	689.2	594.9	94.3	83.9	10.4	15.9%	14.1%	1.8%

Breast Aesthetics	$58.5	$—	$58.5	$58.5	$—	NA	NA	NA
Health	49.4	—	49.4	49.4	—	NA	NA	NA
Fillers	19.1	—	19.1	19.1	—	NA	NA	NA

Total Medical Devices	127.0	—	127.0	127.0	—	NA	NA	NA

Product net sales	$816.2	$594.9	$221.3	$210.9	$10.4	37.2%	35.5%	1.7%

Alphagan P, Alphagan, and Combigan	$74.7	$71.1	$3.6	$2.1	$1.5	5.0%	2.9%	2.1%

Lumigan Franchise	86.5	71.2	15.3	13.4	1.9	21.4%	18.8%	2.6%

Other Glaucoma	4.3	4.3	—	(0.2)	0.2	—	(4.3)%	4.3%

Restasis	69.2	53.2	16.0	16.0	—	30.1%	30.1%	NA

Domestic	66.9%	66.9%

International	33.1%	33.1%

	Twelve months ended
	December 31,	December 31,	$ change in net sales			Percent change in net sales
in millions	2006	2005	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$1,530.6	$1,321.7	$208.9	$200.0	$8.9	15.8%	15.1%	0.7%
Botox/Neuromodulator	982.2	830.9	151.3	145.1	6.2	18.2%	17.5%	0.7%
Skin Care	125.7	120.2	5.5	5.4	0.1	4.6%	4.5%	0.1%

Subtotal Pharmaceuticals	2,638.5	2,272.8	365.7	350.5	15.2	16.1%	15.4%	0.7%

Other (primarily contract sales)	—	46.4	(46.4)	(46.4)	—	(100.0)%	(100.0)%	NA

Total Specialty Pharmaceuticals	2,638.5	2,319.2	319.3	304.1	15.2	13.8%	13.1%	0.7%

Breast Aesthetics	$177.2	$—	$177.2	$177.2	$—	NA	NA	NA
Health	142.3	—	142.3	142.3	—	NA	NA	NA
Fillers	52.1	—	52.1	52.1	—	NA	NA	NA

Total Medical Devices	371.6	—	371.6	371.6	—	NA	NA	NA

Product net sales	$3,010.1	$2,319.2	$690.9	$675.7	$15.2	29.8%	29.1%	0.7%

Alphagan P, Alphagan, and Combigan	$295.9	$277.2	$18.7	$16.9	$1.8	6.7%	6.1%	0.6%

Lumigan Franchise	327.5	267.6	59.9	57.8	2.1	22.4%	21.6%	0.8%

Other Glaucoma	16.3	18.0	(1.7)	(1.9)	0.2	(9.2)%	(10.4)%	1.2%

Restasis	270.2	190.9	79.3	79.2	0.1	41.6%	41.5%	0.1%

Domestic	67.4%	67.5%

International	32.6%	32.5%
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14-14-14
ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)
(Continued)
Adjusted total pharmaceutical product net sales

	Three months ended			Twelve months ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2005	2005	2005	2005	2005	2005
in millions	as reported	adjustments	as adjusted	as reported	adjustments	as adjusted
		(a)			(a)
Eye Care Pharmaceuticals	$340.6	$—	$340.6	$1,321.7	$—	$1,321.7
Botox/Neuromodulator	227.3	(11.4)	215.9	830.9	(38.8)	792.1
Skin Care	27.0	—	27.0	120.2	—	120.2

Total pharmaceutical product net sales	$594.9	$(11.4)	$583.5	$2,272.8	$(38.8)	$2,234.0

	Three months ended
	December 31,	December 31,
	2006	2005	$ change in net sales (as adjusted)			Percent change in net sales (as adjusted)
in millions	as reported	as adjusted	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$386.1	$340.6	$45.5	$39.1	$6.4	13.4%	11.5%	1.9%
Botox/Neuromodulator	273.1	215.9	57.2	53.4	3.8	26.5%	24.7%	1.8%
Skin Care	30.0	27.0	3.0	3.0	0.0	11.1%	11.1%	0.0%

Total pharmaceutical product net sales	$689.2	$583.5	$105.7	$95.5	$10.2	18.1%	16.4%	1.7%

	Twelve months ended
	December 31,	December 31,
	2006	2005	$ change in net sales (as adjusted)			Percent change in net sales (as adjusted)
in millions	as reported	as adjusted	Total	Performance	Currency	Total	Performance	Currency
Eye Care Pharmaceuticals	$1,530.6	$1,321.7	$208.9	$200.0	$8.9	15.8%	15.1%	0.7%
Botox/Neuromodulator	982.2	792.1	190.1	184.0	6.1	24.0%	23.2%	0.8%
Skin Care	125.7	120.2	5.5	5.4	0.1	4.6%	4.5%	0.1%

Total pharmaceutical product net sales	$2,638.5	$2,234.0	$404.5	$389.4	$15.1	18.1%	17.4%	0.7%

Adjusted Botox/Neuromodulator net sales

	Twelve				Change in adjusted net
	months	Twelve months ended			sales
	ended		December 31,	December 31,
	December 31,	December 31,	2005	2005
in millions	2006	2005	adjustments	as adjusted	$	%
	(c)	(c)	(b)
Botox/Neuromodulator Therapeutic net sales	$510.7	$473.6	$(38.8)	$434.8	$75.9	17.4%
Botox/Neuromodulator Cosmetic net sales	471.5	357.3	—	357.3	114.2	32.0%

Total Botox/Neuromodulator net sales	$982.2	$830.9	$(38.8)	$792.1	$190.1	24.0%

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15-15-15

(a)	Adjustments to pharmaceutical product net sales consist of Botox net sales in Japan in 2005 of $11.4 and $38.8 million for the three and twelve month periods ended December 31, 2005, respectively.

(b)	Adjustments to Botox/Neuromodulator net sales consist of Therapeutic net sales in Japan in 2005 of $38.8 million for the twelve month period ended December 31, 2005.

(c)	The breakout between therapeutic and cosmetic net sales is subjectively determined based upon management’s estimate of use based on customer specialty, product SKU and limited third party customer surveys.
In this press release, Allergan reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.
Allergan also reported sales performance using the non-GAAP financial measure of adjusted total pharmaceutical product net sales. Adjusted total pharmaceutical product net sales represents reported sales adjusted to exclude prior period net sales for Japan. Allergan shifted to a third party license and distribution business model for its operations in Japan in 2005 and accordingly has recorded no current period pharmaceutical product net sales for the Japan operations. Allergan uses adjusted total pharmaceutical product net sales to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted total pharmaceutical product net sales provides consistency in its financial reporting and facilitates the comparison of net sales of core business operations between its current, past and future periods. Adjusted total pharmaceutical product net sales is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted total pharmaceutical product net sales for evaluating management performance for compensation purposes.
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16-16-16
ALLERGAN, INC.
Reconciliation of GAAP Diluted Earnings Per Share Guidance
To Adjusted Diluted Earnings Per Share Guidance
(Unaudited)

	Quarter 1, 2007
	Low	High
GAAP diluted earnings per share guidance (a)	$0.79	$0.81

Purchase accounting adjustments related to Amortization of acquired intangible assets	0.09	0.09

Adjusted diluted earnings per share guidance	$0.88	$0.90

	Full Year 2007
	Low	High
GAAP diluted earnings per share guidance (a)	$3.90	$3.94

Purchase accounting adjustments related to Amortization of acquired intangible assets	0.37	0.37

Adjusted diluted earnings per share guidance	$4.27	$4.31

(a)	GAAP diluted earnings per share guidance excludes any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges and integration and transition costs that may occur but that are not currently known or determinable.
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